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                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

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                                  FORM 8-K

            Current Report Pursuant to Section 13 or 15(d) of
                         The Securities Act of 1934


     Date of Report (Date of earliest event reported)   March 10, 1997
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                   EVENFLO & SPALDING HOLDINGS CORPORATION
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           (Exact Name of Registrant as Specified in Its Charter)



          DELAWARE                 333-14569                    59-2439656
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(State or Other Jurisdiction of   Commission                 (I.R.S. Employer
Incorporation or Organization)    File Number                Identification No.)


601 South Harbour Island Boulevard, Suite 200, Tampa, Florida    33602-3141
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      (Address of Principal Executive Offices)                      (Zip Code)


Registrant's Telephone Number, Including Area Code:       (813) 204-5200
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Item 5. Other Events.

Evenflo & Spalding Holdings Corporation announced on March 10, 1997, that Evenflo Company, Inc. has reached a definitive agreement to acquire the operating assets of Gerry Baby Products from Huffy Corporation for $73 million. A copy of the News Release is incorporated by reference herein.




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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Evenflo & Spalding Holdings Corporation
                                                (Registrant)

Date: March 21, 1997                     By: /s/ W. Michael Kipphut
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                                             W. Michael Kipphut
                                             Vice President and Treasurer
                                             (a Principal Financial Officer and
                                             authorized signatory)





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NEWS RELEASE
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601 S. Harbour Island Boulevard                     W. Michael Kipphut
P.O. Box 30101                                      Vice President
Tampa, FL 33630-3101
(813) 204-5200



[EVENFLO LOGO] [SPALDING LOGO]     EVENFLO & SPALDING HOLDINGS CORPORATION
                                   EVENFLO TO ACQUIRE GERRY BABY PRODUCTS
                                   FROM HUFFY CORPORATION

TAMPA, FLORIDA, MARCH 10, 1997 -- Evenflo Company, Inc., a leading manufacturer of infant and juvenile products, today announced that it has reached a definitive agreement to acquire the operating assets of Gerry Baby Products Company from Huffy Corporation. Gerry is a major manufacturer of juvenile products marketed under the Gerry(R) and Snugli(R) brand names.

The transaction is expected to close in the second quarter of 1997, subject to regulatory approval.

Headquartered in Piqua, Ohio, Evenflo(R) is one of the most recognizable brand names in infant and juvenile products and is a market share leader in reusable baby bottles, breastfeeding equipment, car seats, stationary activity products and car seat/stroller combinations. Gerry, based in Denver, is a market leader in booster car seats, gates, and baths, as well as soft and frame carriers. In addition, the companies are recognized suppliers in key areas such as high chairs, playyards, cribs, and baby care products.

Paul Whiting, Chief Executive Officer of Evenflo & Spalding Holdings Corporation, parent company of Evenflo, said: "Evenflo's acquisition of Gerry supports our commitment to grow our businesses, as it will enhance Evenflo's position as one of the leading suppliers of juvenile products in the United States and other countries. The combined strengths will allow us to better service our customers."

George Harris, President of Evenflo, added: "Gerry is widely recognized as one of the leading suppliers to the juvenile products market and its diverse product line, including Snugli soft baby carriers, fits in nicely with our business. We look forward to working with the Company's management team and employees to realize Gerry's significant growth potential and to continue providing quality products to the growing juvenile products market."

Evenflo & Spalding Holdings Corporation is a leading global manufacturer and licensor of branded consumer products serving the golf, sporting goods, infant and juvenile product markets under the Spalding, Top-Flite, Strata, Etonic, Dudley, and Evenflo brand names.

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